EXHIBIT 23.1




Richardson & Company                                550 Howe Avenue, Suite 210
                                                    Sacramento, California 95825
                                                    Telephone: (916) 564-8727
                                                    FAX: (916) 564-8728



                         CONSENT OF RICHARDSON & COMPANY


     We consent to the incorporation by reference in the Registration Statement (Form S-8) (SEC File Number 333-62294) pertaining to the Sonoma Valley Bancorp's 1996 Stock Option Plan as amended in April 1999 and the Registration Statement (Form S-8) (SEC File Number 333-88610) pertaining to the Sonoma Valley Bancorp's 2002 Equity Incentive Plan of our report dated January 24, 2006 with respect to the consolidated financial statements of Sonoma Valley Bancorp and Subsidiary included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                                       /s/ Richardson & Company
                                                       -------------------------
                                                       Richardson & Company


Sacramento, California
March 24, 2006